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EXHIBIT 10.2
                      AGREEMENT AND RELEASE

          This Agreement and Release is entered into and made effective this 17th day of July, 1998 (the "Effective Date"), by Grand Central Silver Mines, Inc., a Utah corporation ("GSLM"), and Mammoth Mining Company, a Nevada corporation ("Mammoth").

     In consideration of the mutual promises, covenants, releases and agreements contained herein and in further consideration of the Settlement Agreement and Release by and among GSLM, Spenst Hansen and the Companies, GSLM and Mammoth agree as follows:

     1. Release by GSLM. GSLM hereby releases and forever discharges Mammoth, and where applicable, each of its parents, subsidiaries, divisions, officers, directors, owners, associates, predecessors, successors, heirs, assigns, agents, partners, employees, insurers, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them ("the Mammoth Released Parties"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, and any suits, debts, liens, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, that GSLM now has against the Mammoth Released Parties as of the Effective Date of this Release, by reason of any matter, cause or thing whatsoever.

     2. No Assignment of GSLM's Claims. GSLM represents and warrants that there has been no assignment or other transfer or any interest in any claims which it may have against the Mammoth Released Parties, and agree to indemnify and hold the Mammoth Released Parties harmless from any liabilities, claims, demands, damages, costs, expenses, and attorneys' fees incurred by any of the Mammoth Released Parties, as a result of any person who successfully asserts and establishes any such assignment or transfer. This indemnity does not require payment as a condition precedent to recovery by the Mammoth Released Parties against GSLM.

     4. Release by Mammoth. Mammoth hereby releases and forever discharges GSLM, and where applicable, each of its parents, subsidiaries, divisions, officers, directors, owners, associates, predecessors, successors, heirs, assigns, agents, partners, employees, insurers, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them ("the GSLM Released Parties"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, and any suits, debts, liens, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, that Mammoth now has against the GSLM Released Parties as of the Effective Date of this Release, by reason of any matter, cause or thing whatsoever.


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     5.   No Assignment of Mammoth's Claims.  Mammoth represents
and warrants that there has been no assignment or other transfer or any interest in any claims which it may have against the GSLM Released Parties, and agree to indemnify and hold the GSLM Released Parties harmless from any liabilities, claims, demands, damages, costs, expenses, and attorneys' fees incurred by any of the GSLM Released Parties, as a result of any person who successfully asserts and establishes any such assignment or transfer. This indemnity does not require payment as a condition precedent to recovery by the GSLM Released Parties against Mammoth.

     6. Severability. In the event that any provision in or obligation under this Release shall be invalid, illegal, or unenforceable in any jurisdiction against GSLM and/or Mammoth, the validity, legality, or enforceability of other provisions in or obligations under this Agreement shall not in any way be affected or impaired thereby.

     7. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     8. Enforcement of Agreement. If any party to this Agreement brings an action or proceeding to enforce its rights hereunder, the prevailing party shall be entitled to recover its costs and expenses, including court costs and attorneys' fees, if any, incurred in connection with such action or proceeding.

     9. Construction of Agreement. This Agreement shall be construed as a whole in accordance with its fair meaning and in accordance with the laws of the State of Utah. The terms of this Agreement have been negotiated by the parties, and the language of the Agreement shall not be construed in favor of or against any particular party. The headings used herein are for reference only and shall not affect the construction of this Agreement.

     10. Entire Agreement. This Agreement and any exhibits attached hereto represent the sole and entire agreement between the parties and supersede all prior agreements, negotiations, and discussions between the parties hereto and/or their respective counsel with respect to the subject matter covered hereby.


     11.  Agreement May Be Executed In Counterparts.  This
Agreement may be executed in counterparts, which together shall constitute a fully executed original.





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     12.  Amendment to Agreement.  Any amendment to this
Agreement must be in a writing signed by duly authorized representatives of the parties hereto and stating the intent of the parties to amend this Agreement.

Dated: July 17, 1998

                         Grand Central Silver Mines, Inc.
                         By: /s/ John P.  Ryan
                         Its: President


Dated: July 17, 1998

                         Mammoth Mining Company

                         By: /s/ John P.  Ryan
                         Its: President